Exhibit 10.53

LAUREATE EDUCATION, INC.

NOTE EXCHANGE AGREEMENT

April 15, 2016

The undersigned (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is the owner of any Subject Notes (as defined below) hereunder, a “Holder”), enters into this Note Exchange Agreement (this “Agreement”) with Laureate Education, Inc., a Delaware public benefit corporation (the “Company”), as of the date first written above whereby each Holder will exchange and sell its Subject Notes (as defined below) as set forth herein.

WHEREAS, each Holder seeks to exchange a portion of such Holder’s Subject Notes for shares of common stock of the Company in connection with a qualified initial public offering by the Company, and to have a portion of such Holder’s Subject Notes repurchased by the Company for cash.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

PURCHASED NOTES AND EXCHANGED NOTES

Section 1.1 Initial Purchased Notes.  Upon and subject to the terms set forth in this Agreement, at the Initial Closing (as defined herein), the Undersigned hereby agrees to cause each Holder, severally and not jointly, to sell and transfer all of its right, title and interest in and to the aggregate principal amount of the Company’s 9.250% Senior Notes due 2019 (including any notes issued in exchange for such Notes pursuant to a registered exchange offer by the Company) specified on Exhibit A under the heading “Initial Purchased Notes” (the “Initial Purchased Notes”) to the Company, and the Company agrees to purchase (and thereafter immediately cancel and retire) the Initial Purchased Notes from each such Holder, for a cash amount (the “Initial Purchased Notes Purchase Price”) equal to 100% of the aggregate principal amount of the Initial Purchased Notes plus unpaid interest that has accrued on such Initial Purchased Notes to, but excluding, the Initial Closing (calculated in the manner provided in that certain indenture dated as of July 25, 2012 among the Company, the guarantors named therein and Wells Fargo Bank, National Association (as trustee), as supplemented by a supplemental indenture dated as of November 13, 2012 and the supplemental indenture dated as of December 29, 2015 (the “Indenture”), and including, for the avoidance of doubt, any Special Interest (as defined therein), if applicable).

Section 1.2 Subsequent Purchased Notes.  Upon and subject to the terms set forth in this Agreement, at the Subsequent Closing (as defined herein), the Undersigned hereby agrees to cause each Holder (other than any Holder that has elected, pursuant to the final sentence of Section 1.4(b), not to participate in the Subsequent Closing), severally, and not jointly, to sell and transfer all of its right, title and interest in and to the aggregate principal amount of the Company’s 9.250% Senior Notes due 2019 (including any notes issued in exchange for such Notes pursuant to a registered exchange offer by the Company) specified on Exhibit A under the heading “Subsequent Purchased Notes” (the “Subsequent Purchased Notes”) to the Company, and the Company agrees to purchase (and thereafter immediately cancel and retire) the Subsequent Purchased Notes from each such Holder, for a cash amount (the “Subsequent Purchased Notes Purchase Price”) equal to the principal amount of such Subsequent Purchased Notes multiplied by the redemption price in effect as of the date of the pricing of the Qualified Public Offering (as defined herein) as set forth in Section 3.07(d) of the Indenture, plus unpaid interest that has accrued on such Subsequent Purchased Notes to, but excluding, the Subsequent Closing (calculated in the manner provided in the Indenture and including, for the avoidance of doubt, any Special Interest (as defined therein), if applicable).

Section 1.3 Exchanged Notes.  Upon and subject to the terms set forth in this Agreement, at the Final Closing (as defined herein), the Undersigned hereby agrees to cause each Holder, severally, and not jointly, to deliver to the Company the aggregate principal amount of the Company’s 9.250% Senior Notes due 2019 (including any notes issued in exchange for such Notes pursuant to a registered exchange offer by the Company) specified on Exhibit A under the heading “Exchanged Notes” (the “Exchanged Notes”) in exchange for (A) shares (the “Shares”) of common stock of the Company (the “Common Stock”), which shares shall be identical to the shares issued to unaffiliated investors in the Qualified Public Offering (as defined herein) of the Company and which represent a number of unrestricted shares of Common Stock equivalent to: (x) the aggregate principal amount of the Exchanged Notes, multiplied by 104.625%, divided by (y) the Effective Public Offering Price (as defined below) of Common Stock in the Qualified Public Offering (as defined herein) as of the Final Closing and (B) cash for all unpaid interest that has accrued on such Exchanged Notes to, but excluding, the Final Closing (calculated in the manner provided in the Indenture and including, for the avoidance of doubt, any Special Interest (as defined therein), if applicable.  The Company will cancel and retire the Exchanged Notes immediately after such exchange.  For purposes of this Agreement, (i) “Qualified Public Offering” shall mean an initial public offering of Common Stock of the Company that, unless waived in writing by the Undersigned, generates gross proceeds to the Company (which, for the avoidance of doubt, will not include any proceeds from the exchange of the Exchanged Notes pursuant to the Exchange Agreements (as defined herein)) of at least $400 million or 10% of the equity value of the Company (with such equity value calculated as the product of (x) the total number of shares of all classes of Common Stock actually outstanding (expressed on an as-converted basis into the class of shares of Common Stock sold in the Qualified Public Offering) immediately after the initial settlement date of the Qualified Public Offering and (y) the Initial Public Offering Price (as defined below), with, in either case, the gross proceeds of such Qualified Public Offering being at least 1.5x the aggregate principal amount of the Exchanged Notes to be exchanged for Common Stock under this Agreement and the other Exchange Agreements (as defined herein); (ii) “Initial Public Offering Price” means the initial public offering price per share of the Qualified Public Offering as set forth in the cover page of the final prospectus for the Qualified Public Offering; and (iii) “Effective Public Offering Price” means the Initial Public Offering Price; provided, however, that if, on or after the initial settlement date of the Qualified Public Offering, the Company issues solely shares of Common Stock of the same class as that issued in the Qualified Public Offering as a dividend or distribution on all or substantially all shares of such class of Common Stock, or if the Company effects a stock split or a stock combination of such class of Common Stock, then the Effective Public Offering Price will be adjusted proportionately effective as of the ex date of such dividend or distribution or the effective date of such stock split or combination, as applicable.

Section 1.4 Initial Closing, Subsequent Closing and Final Closing.

(a)                                 Initial Closing. The closing of the sale and purchase of Initial Purchased Notes under this Agreement (the “Initial Closing”) shall take place at 10:00 a.m. Eastern time on June 15, 2016.  At the Initial Closing, (i) the Undersigned will cause each Holder, severally, and not jointly, to deliver or cause to be delivered to the Company all right, title and interest in and to its Initial Purchased Notes, as specified on Exhibit A hereto, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may reasonably deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Initial Purchased Notes, free and clear of any Liens, and (ii) the Company shall deliver to such Holder a cash amount equal to the Initial Purchased Notes Purchase Price by wire transfer of immediately available funds to an account designated by such Holder. The cancellation of the Initial Purchased Notes shall be effected via the Depository Trust Company’s (“DTC”) Deposit and Withdrawal at Custodian (“DWAC”) service pursuant to instructions provided by the Company.

(b)                                 Subsequent Closing.  The closing of the sale and purchase of Subsequent Purchased Notes under this Agreement (the “Subsequent Closing”) shall take place at a date and time specified by the Company (by written notice (the “Subsequent Closing Notice”) to the Undersigned at least six business days in advance), no later than 60 days after the initial settlement of the Qualified Public Offering.  At the Subsequent Closing, (i) the Undersigned will cause each Holder, severally, and not jointly, to deliver or cause to be delivered to the Company all right, title and interest in and to its Subsequent Purchased Notes, as specified on Exhibit A hereto, free and clear of any Liens, together with any documents of conveyance or transfer that the Company may reasonably deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Subsequent Purchased Notes, free and clear of any Liens and (ii) the Company shall deliver to such Holder a cash amount equal to the Subsequent Purchased Notes Purchase Price by wire transfer of immediately available funds to an account designated by such Holder. The cancellation of the Subsequent Purchased Notes shall be effected via DTC’s DWAC service pursuant to instructions provided by the Company.  Notwithstanding anything herein to the contrary, each Holder may, by notice to the Company sent no later than three business days after receipt of the Subsequent Closing Notice, elect not to participate in the Subsequent Closing, in which case such Holder will not be required to deliver, and the Company will not be required to purchase, such Holder’s Subsequent Purchased Notes at the Subsequent Closing.

(c)                                  Final Closing.  The closing of the exchange of the Exchanged Notes for Shares under this Agreement (the “Final Closing”) shall take place at the earlier of (i) 366 calendar days after the initial settlement of the Qualified Public Offering and (ii) if capacity exists for Shares to be issued without triggering any change of control restrictions under applicable U.S.

Department of Education regulations or with respect to U.S. accreditors (to be determined by the Company in good faith as of the respective dates of the events specified in the following clauses (x) and (y)), at the earlier of (x) 180 days after the initial settlement of the Qualified Public Offering, (y) the release of Wengen Alberta, Limited Partnership (“Wengen”), and/or International Finance Corporation (“IFC”), a member of the World Bank Group, the IFC Africa, Latin American and Caribbean Fund, LP and the Korea Investment Corporation (collectively with IFC, the “IFC Investors”), from the restriction on transfers set forth in any lock-up agreements entered into in connection with the Qualified Public Offering or (z) such earlier date after the Qualified Public Offering as may be determined by the Company in its sole discretion.  The Company will provide written notice to the Undersigned at least six business days in advance of the Final Closing.  At the Final Closing, (i) the Undersigned will cause each Holder, severally and not jointly, to deliver or cause to be delivered to the Company all right, title and interest in and to its Exchanged Notes, as specified on Exhibit A hereto, free and clear of any Liens, together with any documents of conveyance or transfer that the Company may reasonably deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes, free and clear of any Liens and (ii) the Company shall deliver (A) the Shares, which shares shall be uncertificated, and (B) cash for the interest accrued with respect to the Exchanged Notes to, but excluding, the Final Closing.  The cancellation of the Exchanged Notes shall be effected via DTC’s DWAC service pursuant to instructions provided by the Company.  Each Holder will be deemed, as of the date scheduled to be the Final Closing Date, to be the holder of record of the Shares to be delivered to it on the Final Closing Date, regardless of the date such Shares are actually so delivered.  No Share will bear or otherwise be subject to any legend restricting its transfer, including any legend referring to registration under the Securities Act of 1933, as amended (the “Securities Act”), except that any Shares issued to an Affiliate (as defined below) of the Company will contain an “affiliate” restrictive legend.

Section 1.5 Effectiveness; Termination.

(a)                                 Effectiveness. The effectiveness of this Agreement and the consummation of the transactions contemplated by this Agreement are contingent on the Company entering into comparable exchange agreements (collectively, the “Exchange Agreements”) with holders of at least $200 million aggregate principal amount of Exchanged Notes, including the Exchanged Notes specified on Exhibit A attached hereto.  The dates of the Initial Closing, Subsequent Closing and Final Closing shall be the same under each of the Exchange Agreements.

(b)                                 Termination. This Agreement will, effective as of August 16, 2017, terminate automatically without any action by any party hereto (and the Subsequent Closing and the Final Closing shall not occur) if the Qualified Public Offering has not been consummated on or before August 15, 2017; provided, however, that the provisions hereof with respect to the Initial Closing (including, without limitation, the representations and warranties hereof as they relate to the Initial Closing) will survive any such termination and such termination will not affect the validity or effectiveness of the Initial Closing or the transactions consummated at the Initial Closing.

ARTICLE II

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED AND THE HOLDERS

Each Holder (and, with respect to Section 2.6 and the last sentence of Section 2.1 only, the Undersigned), severally and not jointly, hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at each of the Initial Closing, the Subsequent Closing and the Final Closing, to the Company, and all such covenants, representations and warranties shall survive each of the Initial Closing, the Subsequent Closing and the Final Closing.

Section 2.1 Power and Authorization.  Such Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby (collectively, the “Transactions”) with respect to each of the Initial Purchased Notes, Subsequent Purchased Notes and Exchanged Notes (collectively, the “Subject Notes”).  If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account listed as a Holder on Exhibit A, and (b) Exhibit A hereto is a true, correct and complete list of the name of each Account and, with respect to each such Account, the portion of the aggregate Holders’ Subject Notes attributable to it and subject hereto.

Section 2.2 Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by such Holder and constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).  This Agreement and consummation by such Holder of the Transactions will not violate, conflict with or result in a breach of or default under (i) such Holder’s organizational documents (or any similar documents governing such Holder), (ii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to such Holder, except in the case of clause (ii), where such violations, conflicts, breaches or defaults would not adversely affect such Holder’s ability to consummate the Transactions in any material respect.

Section 2.3 Title to the Subject Notes.  As of the Initial Closing, the Subsequent Closing or the Final Closing, as applicable, (a) such Holder is or will be the sole legal and beneficial owner of the applicable Subject Notes to be delivered at such date and set forth opposite its name on Exhibit A hereto; (b) such Holder has or will have good, valid and marketable title to such Subject Notes, free and clear of any Liens (other than pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker); (c) such Holder has not, and will not, in whole or in part, except as described in the preceding clause (b) and except in a Transfer that does not violate Section 4.4, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any Subject Notes or its rights in its Subject Notes or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Subject Notes; and (d) upon such Holder’s delivery of its Subject Notes to the Company pursuant to the Transactions, such Subject Notes shall be free and clear of all Liens created by the Holder or any other person acting for the Holder.

Section 2.4 Investment Intent; Domicile.  Each Holder is acquiring the Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The domicile of each Holder is as set forth on Exhibit A attached hereto.

Section 2.5 No Affiliate, Related Party or 5% Stockholder Status.  Such Holder is not, and has not been during the consecutive three month period preceding the date hereof, and will not be as of, and during the three month period preceding each of the Initial Closing, the Subsequent Closing and the Final Closing, an “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company.  Each Holder and its Affiliates collectively beneficially own and will beneficially own as of the each of the Initial Closing, the Subsequent Closing and the Final Closing (but without giving effect to the Transactions) (a) less than 5% of the outstanding Common Stock and (b) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”).  No Holder is a subsidiary, Affiliate or, to its knowledge, otherwise closely-related to any director or officer of the Company or beneficial owner of 5% or more of the outstanding Common Stock or Voting Power (each such director, officer or beneficial owner, a “Related Party”).  To the Holder’s knowledge, no Related Party beneficially owns 5% or more of the outstanding voting equity, or votes entitled to be cast by the outstanding voting equity, of the applicable Holder.

Section 2.6 No Illegal Transactions.  None of the Undersigned and such Holder has, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party (other than the Undersigned’s or Holders’ respective agents and advisors) any information regarding the Transactions, or, except in compliance with U.S. federal securities laws, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities), in each case at any time from the period beginning at the time that the Undersigned was first contacted by either the Company or any other person regarding the Transactions, this Agreement or an investment in the Shares or the Company and ending on the Disclosure Date (as defined herein).  Each of the Undersigned and such Holder, severally and not jointly, covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will disclose to a third party (other than the Undersigned’s or Holders’ respective agents and advisors) any information regarding the Transactions or, except in compliance with U.S. federal securities laws, engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the Disclosure Date.  “Short Sales” has the meaning given in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Solely for purposes of this Section 2.6, subject to the Undersigned’s and such Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and such Holder’s respective internal policies, (a) “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries or Affiliates of the Undersigned or such Holder that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Undersigned’s or such Holder’s respective legal or compliance department (and thus have not been privy to any information concerning the Transactions), and (b) the foregoing representations of this Section 2.6 shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the Transactions provided by, the Undersigned or the Holder.

Section 2.7 Adequate Information; No Reliance.  Such Holder agrees that (a) such Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”) as well as filings and submissions made available by the Company pursuant to the Indenture, (b) the Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions, (d) it has evaluated the tax and other consequences of the Transactions and ownership of the Shares with its tax, accounting or legal advisors, (e) the Company is not acting as a fiduciary or financial or investment advisor to the Undersigned or any Holder and (f) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives, except for (A) filings and submissions made available by the Company pursuant to the Indenture and (B) the representations and warranties made by the Company in this Agreement.  Such Holder is able to fend for itself in the Transactions; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that investment in the Shares involves a high degree of risk.

ARTICLE III

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Initial Closing, the Subsequent Closing and the Final Closing, to the Undersigned and the Holders, and all such covenants, representations and warranties shall survive the Initial Closing, the Subsequent Closing and the Final Closing.

Section 3.1 Power and Authorization.  The Company has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions.  No material consent, approval, order or authorization of, or material registration, declaration or filing with any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement or the consummation by the Company of the Transactions, except as may be required under any state securities laws or that may be obtained after the Initial Closing, the Subsequent Closing or the Final Closing without penalty.

Section 3.2 Valid and Enforceable Agreements; No Violations.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.  This Agreement, the Indenture and consummation of the Transactions will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company or any of its “significant subsidiaries” (as defined in Regulation S-X under the Securities Act), (b) any material agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries, or any of their respective assets, are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company or any of its significant subsidiaries, except in the case of clauses (b) or (c), where such violations, conflicts, breaches or defaults would not adversely affect the financial results or position, properties or business of the Company and its subsidiaries, taken as a whole, in any material respect or adversely affect the Company’s ability to consummate the Transactions in any material respect.

Section 3.3 Validity of Shares.  The Shares shall have been duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable, free of restrictions on transfer other than restrictions on transfer contained or referred to herein, and the issuance of the Shares will not be subject to any Liens or preemptive, participation, rights of first refusal or other similar rights.

Section 3.4 Listing Approval.  At the Final Closing, the Shares shall be approved for listing on a national stock exchange (as defined in the Exchange Act).

Section 3.5 Disclosure.  The Company may disclose all material terms of the Transactions in a press release, a filing or submission with the SEC and/or a filing or submission pursuant to the Indenture or any other agreement to which the Company is a party, as determined to be appropriate by the Company.  Without the prior written consent of the Undersigned, the Company shall not disclose the name of the Undersigned or any Holder in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation, legal process or agreement.  On a date, no later than April 20, 2016, or such later date as determined by the Company but no later than April 29, 2016 (the “Disclosure Date”), the Company will (a) disclose all material non-public information relating to the Transactions and (b) disclose all material non-public information disclosed to the Holders in connection with negotiation of this Agreement, in each case in a filing or submission made available by the Company pursuant to the Indenture; provided, that the Company shall provide the Holders with a copy of the disclosure referred to in clause (a) prior to making such filing or submission and provide the Holders a reasonable opportunity to review and comment on such disclosure.  In addition, the Company will disclose all material non-public information relating to the Transactions in its next filing with the SEC.  For the avoidance of doubt, nothing in this Agreement will restrict or prohibit the Undersigned or any Holder from purchasing or selling any securities of the Company on or after the Disclosure Date.

Section 3.6 Covered Information.  As of the date hereof, no Covered Information (as defined below) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As used herein, “Covered Information” means the information contained in any filing or submission made by the Company since January 1, 2016 pursuant to the Indenture, which information is disclosed on the Company’s password-protected Intralinks site.

Section 3.7 Securities Act Matters.  The exchange of the Exchanged Notes pursuant to the Transactions is exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereof.

Section 3.8 Other Exchange Agreements.  None of the other Exchange Agreements (or any agreements entered in connection therewith) contain any provisions that are materially more favorable to the Holders (as defined therein) than the provisions of this Agreement.

ARTICLE IV

ADDITIONAL PROVISIONS

Section 4.1 Maintenance.  Holders of the Subject Notes shall retain their respective voting and economic interests, and be entitled to receive interest on the Subject Notes, unless and until such Subject Notes are purchased or exchanged, as applicable, pursuant to this Agreement.

Section 4.2 Redemption.  If the Company’s 9.250% Senior Notes due 2019 are called for redemption and any of the Subsequent Purchased Notes are set to be redeemed and are actually redeemed, then, notwithstanding anything to the contrary herein, the Holder thereof will not thereafter be required to deliver such Subsequent Purchased Notes for purchase at the Subsequent Closing and the Company will not be required to purchase such Subsequent Purchased Notes at the Subsequent Closing. If, after a Qualified Public Offering and before the Final Closing, the Company’s 9.250% Senior Notes due 2019 are called for redemption, then within 30 days after the later of the Qualified Public Offering and the date of the applicable redemption notice (and in any case prior to completing such redemption), the Company and each Holder will exchange such Holder’s Exchanged Notes for replacement 9.250% Senior Notes due 2019 with terms identical to the Exchanged Notes, except that such replacement notes will not be redeemable by the Company and such replacement notes shall constitute “Exchanged Notes” under this Agreement.

Section 4.3 Specific Performance.  The parties hereto understand and agree that money damages may not be a sufficient remedy for any breach of this Agreement by any party, and further understand and agree that each non-breaching party shall be entitled to seek (upon proper proof) the remedy of specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a non-exclusive remedy of any such breach; provided that each party agrees to waive any requirement for the securing or posting of a bond in connection with such a remedy.

Section 4.4 Lock-Up.  Each Holder hereby agrees, for the period beginning on the date of this Agreement and ending on the earlier of (i) the date of the Final Closing and (ii) the date of the termination of this Agreement pursuant to Section 1.5(b), that it shall not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, assign, transfer or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, directly or indirectly (each such transfer, a “Transfer”), all or any of its Subject Notes or Shares (or any right related thereto, including any voting or consent rights associated with such Subject Notes or Shares), except that the foregoing shall not apply to a sale of Subject Notes if the transferee thereof executes and delivers to the Company at or prior to the time of the relevant Transfer an assumption agreement (“Assumption Agreement”) substantially in the form set forth in Exhibit B hereto (each such transferee becoming, upon the sale, a Holder hereunder, which Holder will, for the avoidance of doubt and subject to the terms hereof, assume the obligations hereunder to deliver the related Subject Notes on any applicable Initial Closing, Subsequent Closing or Final Closing and the transferring Holder will be released from such obligations). Notwithstanding the foregoing, the Holder may (a) Transfer shares of Common Stock acquired in the Qualified Public Offering or in open market transactions on or after the Qualified Public Offering and (b) Transfer Subject Notes to the Company in accordance with Section 4.2. In addition, Holders may not engage in any Transfer starting at the close of business on a date not more than 15 days before the date of the anticipated commencement of a bona fide roadshow for the Qualified Public Offering (which date is notified by the Company in writing to such Holder before such date) and ending on the earlier of (i) the initial settlement date of the Qualified Public Offering, (ii) 21 days (or, if such roadshow includes in-person meetings in any jurisdiction outside the United States, 30 days) after the first day of such roadshow and (iii) 15 days after such notification by the Company if the roadshow has not commenced by such date.  The Company will take measures to ensure that none of Wengen or the IFC Investors will Transfer any Common Stock in the Qualified Public Offering or during the period from the date hereof until the Final Closing, provided that (x) Wengen or the IFC Investors may Transfer any Common Stock before the Qualified Public Offering, if the transferee thereof agrees to similar restrictions on Transfer in advance of the Final Closing; and (y) if the Company’s leverage (computed by dividing “Consolidated Total Indebtedness” by “EBITDA,” as such terms are defined in the Indenture), as adjusted for any primary net proceeds raised in the Qualified Public Offering, is below 4.0x, Wengen and/or the IFC Investors may Transfer Common Stock in the Qualified Public Offering in an amount that shall not exceed 15% of the total gross proceeds raised in the Qualified Public Offering.

ARTICLE V

MISCELLANEOUS

Section 5.1 Entire Agreement.  This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, e-mails or draft documents.

Section 5.2 Construction.  References in the singular shall include the plural, and vice versa, unless the context otherwise requires.  References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 5.3 Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules that would result in the application of the law of any other jurisdiction.

Section 5.4 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 5.5 Successors and Assigns.  This Agreement will be binding upon, and inure solely to the benefit of, the Company, the Undersigned and each Holder, and their respective heirs, executors, administrators, successors and assigns; provided, however, that any Holder may assign pursuant to an Assumption Agreement and in accordance with Section 4.4 its rights with respect to any Initial Purchased Notes, Subsequent Purchased Notes or Exchanged Notes, as such, to any transferee thereof.

Section 5.6 Amendment and Waivers.  Except as otherwise expressly provided herein, this Agreement may be amended, or any provision hereof may be waived, only by a writing executed by the Company and Holders of a majority of the then-outstanding Subject Notes under this Agreement.  Any amendment or waiver made in compliance with this Section 5.6 will be binding upon the Company, the Undersigned and each Holder.

Section 5.7 Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when (i) delivered personally, (ii) one business day after being delivered to a nationally recognized overnight courier, (iii) when sent by facsimile (with confirmation of transmission received by the sender) or (iv) sent by electronic mail (which is confirmed) to the parties at the following addresses (or at such other address as shall be specified by like notice):

If to the Company:

Laureate Education, Inc.

650 South Exeter Street

Baltimore, MD 21202

Attention: Robert W. Zentz

Facsimile No.: [     ]

Email: [     ]

with a copy to (which copy shall not constitute notice):

DLA Piper LLP (US)

6225 Smith Avenue

Baltimore, MD 21209

Attention: Robert W. (“Jay”) Smith, Jr.

Facsimile No.: [     ]

Email: [     ]

If to the Undersigned or any Holder:

[       ]

with a copy to (which copy shall not constitute notice):

Latham & Watkins LLP

355 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Attention: Casey T. Fleck & Arash Aminian Baghai

Facsimile No.: [     ]

Email: [     ]

[     ]

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

LAUREATE EDUCATION, INC.

By:
Name:
Title:

SIGNATURE PAGE TO

NOTE EXCHANGE AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:

(in its capacities described in the first paragraph hereof)

By:
Name:
Title:

SIGNATURE PAGE TO

NOTE EXCHANGE AGREEMENT

EXHIBIT A

Holders

Holder Name and Address	Initial Purchased Notes (aggregate principal amount of Initial Purchased Notes to be purchased by the Company)	Subsequent Purchased Notes (aggregate principal amount of Subsequent Purchased Notes to be purchased by the Company)	Exchanged Notes (aggregate principal amount of Exchanged Notes to be exchanged for shares of Common Stock)

EXHIBIT B

FORM OF ASSUMPTION AGREEMENT

[date]

Reference is made to that certain Note Exchange Agreement (the “Note Exchange Agreement”), dated as of April [  ], 2016, between [  ], for itself and on behalf of the beneficial owners listed on Exhibit A thereto, and Laureate Education, Inc., a Delaware public benefit corporation (the “Company”).  Capitalized terms used herein without definition have the respective meanings ascribed to them in the Note Exchange Agreement.

WHEREAS, [legal name of transferor] (the “Transferor”), a Holder, desires to transfer its right and title to $         aggregate principal amount of its [Initial Purchased Notes][Subsequent Purchased Notes][Exchanged Notes] (the “Transferred Subject Notes”) to [legal name of transferee] (the “Transferee”); and

WHEREAS, pursuant to Section 4.4 of the Note Exchange Agreement, the Transferor is required to deliver to the Company an assumption agreement in the form hereof executed by the Transferee.

NOW, THEREFORE, in consideration of the Transferred Subject Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Transferee agrees as follows:

Section 1. Assumption.  The Transferee hereby agrees to be bound by the Note Exchange Agreement as a “Holder” with respect to the Transferred Subject Notes and hereby assumes the rights and obligations of the Transferor thereunder with respect to the Transferred Subject Notes.

Section 2. Miscellaneous.  The provisions of Section 5.2 and 5.3 of the Note Exchange Agreement will apply to this Assumption Agreement as if reproduced herein, mutatis mutandis.

IN WITNESS WHEREOF, the Transferee has caused this Assumption Agreement to be executed as of the date first above written.

[legal name of transferee]

By:
Name:
Title: